Exhibit 99.1

7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186

Trading Symbol: VGZ

Toronto and American Stock Exchanges

NEWS

Vista Gold Corp. Announces Board of Directors and Corporate Personnel Changes; Decision to Fund Initial Development of Paredones Amarillos Project, Mexico

Denver, Colorado, November 6, 2007 – Vista Gold Corp. (TSX & AMEX:  VGZ) announces that it is with regret that the Corporation’s Board of Directors accepted the resignation of Robert A. Quartermain from the Board of Directors effective today. Mr. Quartermain cited pressing business requirements at Silver Standard Resources, Inc., where he is President and a director; as his reason for resigning; but announced that he will continue to assist the Corporation over the next 12 months as Special Advisor to the Board of Directors. On behalf of the Corporation, the Board of Directors expressed its appreciation for the services rendered to the Corporation by Mr. Quartermain during his tenure on the Board.

As a new independent director, the Board approved the appointment of Tracy A. Stevenson to the Board of Directors. Mr. Stevenson is a senior mining executive who worked for Rio Tinto plc and related companies for 26 years where he served in senior positions in information technology, finance, planning and business development and has been involved with many major exploration, development, and financing projects.  Mr. Stevenson has served as Global Head of Information and Technology and Global Head of Business Process Improvement for Rio Tinto plc, Senior Vice President Finance and Control at Kennecott Corporation, and Executive Vice President Financial Services and Strategy at Comalco Limited. Mr. Stevenson holds a B.Sc. Accounting from the University of Utah, is a CPA and spent four years with a predecessor to the firm PriceWaterhouseCoopers LLP.

The Board also approved the appointment of Michael B. Richings (Chief Executive Officer) to the additional position of Executive Chairman of the Board of Directors, the appointment of Frederick H. Earnest (President and Chief Operating Officer) to the Board of Directors and the promotion of Kenneth W. Deter (Manager of Engineering and Metallurgy) to Vice President, Engineering and Metallurgy.

In other matters, the Board approved funding for the initial development of the Paredones Amarillos project in Mexico, such funding to include the purchase of items with long delivery times as they are identified. Vista completed a preliminary feasibility study in September 2005 (see Vista’s press release of September 26, 2005), which was updated in June 2007 (see Vista’s press release of June 21, 2007) to reflect 1st quarter 2007 cost parameters. As previously reported by Vista, the updated study indicated that the Paredones Amarillos project could be developed to produce an average of 113,000 ounces of gold per year for a 12.5 year production life at an average cash cost of US$358 per ounce with an initial  investment of  US$110 million. The project would consist of an open-pit mine with a flotation concentrator that would produce a concentrate from which gold would be recovered on-site. The study estimated the internal rate of return before taxes to be 12.5% at a gold price of US$550 per ounce. At gold prices of around US$650 per ounce, the return on investment before taxes is estimated at 23.8%. The Corporation is currently preparing a definitive feasibility study for the project reflecting an anticipated increased production rate to 130,000-150,000 ounces of gold per year. The Corporation plans to commence construction on the project in the second half of 2008.

The pre-feasibility study prepared in September 2005 is entitled “Technical Report, Paredones Amarillos Project, Baja California Sur, Mexico” and dated September 23, 2005. The June 2007 update of the technical report is entitled “Updated Technical Report, Paredones Amarillos Project, Baja California Sur, Mexico” and dated June 20, 2007. Mr. Neil Prenn, P. Eng. of Mine Development Associates of Reno, Nevada, an independent qualified person, prepared the technical reports referred to in this press release.

About Vista Gold Corp.

Since 2001, Vista has acquired a number of gold projects with the expectation that higher gold prices would significantly increase their value. As gold prices have risen, Vista has completed various preliminary evaluations that have demonstrated that some of the projects would be potentially viable operations at current gold prices. Vista is undertaking technical programs to bring the most advanced projects to the point where decisions can be made to put these projects into production, either by Vista, or through sale or joint venture to other mining companies. Vista’s holdings include the Paredones Amarillos and Guadalupe de los Reyes Projects in Mexico, Mt. Todd Project in Australia, Yellow Pine Project in Idaho, Awak Mas Project in Indonesia, Long Valley Project in California, and the Amayapampa Project in Bolivia.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as potential development of the Paredones Amarillos project including anticipated timing of commencement of construction of the project, availability of funding for development of the Paredones Amarillos project and estimates of cash costs and required capital investment for the project, estimates of production life, rates of production and internal rates of return if production is commenced at  the Paredones Amarillos project,  Vista’s future business strategy, competitive strengths, goals, operations, plans, potential project development, future share price and valuation, future gold prices, Vista’s potential status as a producer, and other such matters are forward-looking statements. When used in this press release, the words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks relating to delays and occurrence of additional costs in connection with the feasibility study underway at the Paredones Amarillos project;  uncertainty of feasibility study results and estimates on which such results are based; risks relating to delays in commencement and completion of construction at the Paredones Amarillos project;  risks of shortages of equipment or supplies; risks of inability to achieve anticipated production volume or manage cost increases; risks that Vista’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; uncertainty of being able to raise capital on favorable terms or at all; and external risks relating to the economy and credit markets in general; as well as those factors discussed in Vista’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission. Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Vista assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com